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                                                                    EXHIBIT 99.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF NEVADA

------------------------------)
                              )         Case No. BK-N-01-31627
In re                         )         (Chapter 11)
                              )
WASHINGTON GROUP              )         SECOND SUPPLEMENT TO DISCLOSURE
INTERNATIONAL, INC., ET AL.,  )         STATEMENT WITH RESPECT TO SECOND
                              )         AMENDED JOINT PLAN OF
                              )         REORGANIZATION OF WASHINGTON
                              )         GROUP INTERNATIONAL, INC., ET AL.,
                              )         REGARDING THIRD MODIFICATION
Debtors.                      )
------------------------------)

David S. Kurtz                          Jennifer A. Smith (State Bar No. 610)
Timothy R. Pohl                         Etta L. Walker (State Bar No. 5537)
SKADDEN, ARPS, SLATE, MEAGHER           LIONEL SAWYER & COLLINS
   & FLOM (ILLINOIS)                    1100 Bank of America Plaza
333 West Wacker Drive                   50 W. Liberty St.
Chicago, Illinois 60606                 Reno, Nevada 89501
(312) 407-0700                          (775) 788-8666

Gregg M. Galardi
Eric M. Davis
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
One Rodney Square
Wilmington, Delaware 19899
(302) 651-3000

                                        Attorneys for the Debtors and
                                        Debtors-in-Possession

Dated: November 9, 2001

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                                   DISCLAIMER

     THE INFORMATION CONTAINED IN THIS SECOND SUPPLEMENT TO DISCLOSURE STATEMENT (THE "SECOND SUPPLEMENT") IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE SECOND AMENDED JOINT PLAN OF REORGANIZATION (AS MODIFIED THE "PLAN") OF WASHINGTON GROUP INTERNATIONAL, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION FROM HOLDERS OF CLAIMS IN CLASS 6 UNDER THE PLAN, AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN FOR SUCH CLAIM HOLDERS TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS SECOND SUPPLEMENT OR THE DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

     ALL HOLDERS OF CLASS 6 CLAIMS ARE ADVISED AND ENCOURAGED TO READ THIS SECOND SUPPLEMENT, THE DISCLOSURE STATEMENT AND THE PLAN (INCLUDING THE FIRST AND SECOND MODIFICATIONS THERETO) IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS SECOND SUPPLEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ANNEXED TO THE PLAN, THE DISCLOSURE STATEMENT AND THIS SECOND SUPPLEMENT. THE STATEMENTS CONTAINED IN THIS SECOND SUPPLEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

     AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS SECOND SUPPLEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS SECOND SUPPLEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, WASHINGTON GROUP INTERNATIONAL, INC. OR ANY OF THE AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES.

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                              PRELIMINARY STATEMENT

     On July 24, 2001 the Bankruptcy Court approved the Debtors' Disclosure Statement (the "Disclosure Statement") with Respect to Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al. (the "Plan"). The Disclosure Statement, among other things, summarizes the terms and conditions of the Plan. On August 29, 2001 the Bankruptcy Court approved the Debtors' Supplement to Disclosure Statement (the "First Supplement") with Respect to Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al., as Modified. The First Supplement described changes to the Plan as a result of the Modification to the Plan dated as of August 23, 2001 (the "First Modification"). On October 12, 2001 the Debtors filed a second modification to the Plan dated as of October 11, 2001 (the "Second Modification"), which modified provisions of the Plan regarding continued participation by Mr. Dennis Washington in the management of the Company and the consideration to be given to Mr. Washington in exchange for his agreement to remain with the Company (the "Old Washington Agreement").

     Since that time, negotiations between the Debtors, the Official Committee of Unsecured Creditors (the "Creditors' Committee"), the Steering Committee (the "Steering Committee") for the Debtors' prepetition senior secured lenders (the "Prepetition Secured Lenders") and Raytheon Company ("Raytheon") have continued. Those negotiations have resulted in (i) a consensual resolution (the "Global Settlement") between the Steering Committee and the Creditors' Committee (the "Committee Settlement"), which enhances the recoveries to unsecured creditors under the Plan, (ii) a settlement between the Debtors and Raytheon (the "Raytheon Settlement"), which resolves all outstanding disputes and issues between the Debtors and Raytheon, including, but not limited to, mutual releases and the dismissal or withdrawal of all litigation between the parties and the waiver of claims asserted against these estates by Raytheon and (iii) provision of compensation to Mr. Washington in exchange for his ongoing services to the Company, negotiated by and acceptable to the Steering Committee and the Creditors' Committee (the "Washington Consideration"). These modifications are contained in the third modification to the Plan (the "Third Modification") attached hereto as Exhibit A.

     AS A RESULT OF THE GLOBAL SETTLEMENT, THE DEBTORS, THE STEERING COMMITTEE, AND THE CREDITORS COMMITTEE ALL SUPPORT THE PLAN, AS MODIFIED BY THE THIRD MODIFICATION. THE DEBTORS, THE STEERING COMMITTEE AND THE CREDITORS' COMMITTEE BELIEVE THAT THE PLAN, AS MODIFIED BY THE THIRD MODIFICATION, IS IN THE BEST INTERESTS OF ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN AS MODIFIED BY THE THIRD MODIFICATION.

     The Third Modification results in a number of changes to the Plan that, among other things, alter the treatment for holders of Claims in Class 6 and Class 7, including the settlement of all of the Debtors' exiting claims against Raytheon and all of Raytheon's existing claims against the Debtors. The allocation of New Common Stock in Reorganized WGI as well as the estimated value of the recoveries proposed under the Plan have been increased for holders of Claims in Class 7, and decreased for holders of Claims in Class 6. A summary of the changes to the Plan as a result of the Third Modification is set forth in this Second Supplement.

     All capitalized terms not defined in this Second Supplement have the meanings ascribed to such terms in the Plan.

       SUMMARY OF THE THIRD MODIFICATION AND RESULTING CHANGES TO THE PLAN

MODIFICATIONS TO DISTRIBUTIONS FOR HOLDERS OF CLAIMS IN CLASS 6

     Under the Plan, prior to the Third Modification, each holder of an Allowed Class 6 Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 6 Claim, was to receive on or as soon as practicable after the Distribution Date, (i) a Pro Rata share of ninety-three percent (93%) of the New Common Shares to be issued and outstanding as of the Effective Date (subject to Dilution) and (ii) a Pro Rata beneficial interest in thirty percent (30%) of the WGI Creditor Trust.

     Under the plan, as modified by the Third Modification, on the Effective Date each holder of an Allowed Class 6 Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 6 Claim, shall receive on or as soon as practicable after the Distribution Date, (i) a Pro Rata share of eighty percent (80%) of the New Common Shares issued and outstanding as of the Effective Date (subject to Dilution) and (ii) a Pro Rata share of $20,000,000 in cash.

MODIFICATIONS TO DISTRIBUTIONS FOR HOLDERS OF CLAIMS IN CLASS 7

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     Under the Plan, prior to the Third Modification, on the Effective Date, each holder of an Allowed Class 7 Claim was to receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 7 Claim, (i) a Pro Rata beneficial interest in the seventy percent (70%) of the WGI Creditor Trust; (ii) a Pro Rata share of seven percent (7%) of the New Common Stock issued and outstanding as of the Effective Date (subject to Dilution) and (iii) a Pro Rata share of the Old Warrant Package (defined and described below).

     Under the Plan, as modified by the Third Modification, each holder of an Allowed Class 7 Claim (subject to the provisions of Section 5.17 of the Plan) in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 7 Claim, shall receive on or as soon as practicable after the Distribution Date, (i) a Pro Rata share of twenty percent (20%) of the New Common Shares issued and outstanding as of the Effective Date (subject to Dilution), (ii) a Pro Rata share of the Class 7 Stock Warrants and (iii) proceeds, if any, of certain avoidance actions.

ISSUANCE AND SUMMARY OF TERMS OF CLASS 7 STOCK WARRANTS

     Under the Plan, before the Third Modification, Reorganized WGI was to issue warrants (the "Old Warrant Package") to holders of Allowed Claims in Class 7 to purchase New Common Shares consisting of twenty percent (20%) of the New Common Shares outstanding (subject to Dilution). The Old Warrant Package provided for two equal tranches of warrants with strike prices calculated based upon an assumed equity value for the Company on a going concern basis of $825 million and $1 billion respectively, and were to have a term of one year.

     Following the Third Modification, the Class 7 Stock Warrants shall be three tranches of warrants to purchase New Common Shares consisting of twenty-five percent (25%) of the New Common Shares outstanding (subject to Dilution). The "Tranche A Class 7Warrants" shall consist of warrants to purchase ten percent (10%) of the New Common Shares outstanding with a strike price calculated upon an assumed equity value for the Company on a going concern basis of $725 million. The "Tranche B Warrants" shall consist of warrants to purchase ten percent (10%) of the New Common Shares outstanding with a strike price calculated upon an assumed equity value for the Company on a going concern basis of $825 million. The "Tranche C Warrants" shall consist of warrants to purchase five percent (5%) of the New Common Shares outstanding with a strike price calculated upon an assumed equity value for the Company on a going concern basis of $887.5 million. The Class 7 Stock Warrants shall fully vest on the Effective Date and shall have a term expiring on the fourth (4th) anniversary of the Effective Date.

REPLACEMENT OF THE WGI CREDITOR TRUST WITH THE PLAN COMMITTEE

     Under the Plan, before the Third Modification, all of the Debtors' Claims and causes of action against Raytheon were to be transferred to the WGI Creditor Trust with holders of Allowed Claims in Class 7 receiving a seventy percent (70%) beneficial interest in the WGI Creditor Trust, and holders of Allowed Claims in Class 6 receiving a thirty percent (30%) beneficial interest in the WGI Creditor Trust. As a result of the Raytheon Settlement, the Debtors and Raytheon will release all of their Claims and causes of action against one another and, therefore, the WGI Creditor Trust is deleted from the Plan. The Creditors' Committee shall, however, continue to exist after the Confirmation Date as the Plan Committee. The Plan Committee shall, among other things, have standing to (a) enforce and recover certain actions and assets that have been transferred to it under the Plan, including certain avoidance actions, (b) to manage the Class 7 Claims resolution process and (c) to take such other actions as are set forth in the Plan or Plan Committee Document.

THE RAYTHEON SETTLEMENT

     Following extensive negotiations, the Debtors and Raytheon have reached a settlement regarding the issues and disputes between the parties, including the litigation arising from the April 14, 2000, Stock Purchase Agreement and the adversary proceeding filed by the Debtors in these Chapter 11 Cases. The termsheet for that settlement agreement (subject to final documentation) is attached to the Third Modification as Schedule 5.19. Accordingly, as a condition to the Effective Date, WGI and Raytheon have agreed to execute agreements (in form and substance reasonably satisfactory to WGI, Raytheon, counsel for the Steering Committee and counsel for the Creditors' Committee). The principal provisions of the Raytheon Settlement are summarized as follows:

     (a)  WITHDRAWAL OF CLAIMS AND LITIGATION

     The Raytheon Asserted Claims shall be be allowed (without prejudice to Claims filed by other creditors) and discharged in full. Raytheon shall, however, subject to various rights described in Schedule 5.19 to the Plan, waive and release any distribution under the Plan on account of the Raytheon Asserted Claims. The Debtors will dismiss with prejudice the fraudulent conveyance adversary

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proceeding No.01-3084 filed with the Bankruptcy Court by the Debtors and the pending state court litigation against Raytheon related to the acquisition of former Raytheon businesses by WGI, including a purchase price adjustment process and a pending arbitration.

     (b)  MUTUAL RELEASES

          (i) WGI and each of its wholly-owned or controlled subsidiaries and affiliates, will release all claims and causes of action, including, but not limited to the Raytheon Claims, based upon any act occurring prior to the Effective Date against (x) Raytheon and each of its subsidiaries and affiliates and (y) Raytheon and its subsidiaries and affiliates' current and former directors, officers, employees, agents and professionals.

          (ii) Raytheon and each of its wholly-owned or controlled subsidiaries and affiliates, will release all claims and causes of actions, including but not limited to the Raytheon Asserted Claims, based upon any act occurring prior to the Effective Date (including any Claims related to or arising from any projects or agreements other than those assumed by the Debtors during the Chapter 11 cases) against (x) WGI and each of its subsidiaries and affiliates and (y) each of WGI's and its subsidiaries and affiliates' current and former directors, officers, employees, agents and professionals.

     (c)  SERVICES AGREEMENT

     WGI and Raytheon will enter into a Services Agreement pursuant to which Raytheon will direct the process for the resolution of prepetition Claims asserted against the Debtors in the Chapter 11 Cases relating to or arising out of any contract or project that has been rejected pursuant to section 365 of the Bankruptcy Code during the Chapter 11 Cases and that involves some form of support arrangement from Raytheon (the "Rejected Projects").

     Pursuant to the Services Agreement, the Reorganized Debtors will reasonably and in good faith assist Raytheon in settling or litigating Disputed Claims and certain claims related to the Rejected Projects, and will complete work as requested by Raytheon on such projects. Raytheon will reimburse the Reorganized Debtors for time and expenses incurred by the Reorganized Debtors on a cost-plus basis to be paid weekly in advance on terms and conditions mutually acceptable.

     The Services Agreement shall also provide Raytheon with the right to pursue or settle the claims (if any) of the Debtors against project owners, contractors or other third-parties with respect to the Rejected Projects. Raytheon shall be entitled to retain any proceeds resulting therefrom, except that for certain projects, recoveries in amounts in excess of amounts paid by Raytheon will be returned to WGI.

     (d)  FUTURE RAYTHEON CLAIMS

     Notwithstanding anything in the Plan to the contrary, Raytheon has claims or rights of reimbursement and subrogation against Reorganized WGI or any of its subsidiaries ("Future Raytheon Claims") in respect of outstanding support agreements between Raytheon and third-parties relating to projects or contracts of any of the Debtors that have been assumed or that are to be assumed pursuant to section 6.1 of the Plan. These rights are not discharged by the Plan or Confirmation Order and shall be explicitly recognized. Future Raytheon Claims shall be supported by a $10 million letter of credit issued by Reorganized WGI, which is drawable if the Reorganized Debtors were to default on an assumed contract resulting in payments being made to third parties by Raytheon.

REQUEST TO CONFIRM CERTAIN PROVISIONS OF THE PLAN AS MODIFIED PURSUANT TO BANKRUPTCY RULE 9019

     The Debtors, the Steering Committee and the Creditors' Committee believe that the Global Settlement provides for a settlement of all among disputes among the Lenders and the Creditors' Committee (including disputes regarding the value of the Company and the validity, priority and extent of the Lenders' liens and security interests), and the Debtors and Raytheon, on terms that are fair, reasonable, and appropriate given the relative factual and legal positions of the parties with respect to these issues. Accordingly, the Third Modification explicitly provides that the Plan embodies a settlement of all such issues, and that the Debtors' request that the Bankruptcy Court confirm the Plan as modified by the Third Modification is a request to approve these settlements contained therein pursuant to Bankruptcy Rule 9019. The Confirmation Order that will be proposed by the Debtors will contain provisions explicitly approving these settlements and make it binding on all parties in interest. The Creditors' Committee has agreed, in light of the provisions of the Third Modification, to withdraw with prejudice its pending adversary proceeding challenging the Lenders' liens and security interests upon the Effective Date of the Plan.

                                       v
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DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS

     As a result of the Third Modification, under the Plan Mr. Dennis Washington, Mr. David Batchelder, and Mr Stephen Hanks shall be members of the board of directors of Reorganized WGI. The Steering Committee shall be entitled to appoint an additional six (6) directors and the Creditors' Committee shall be entitled to appoint an additional two (2) directors to the board of directors of Reorganized WGI. Present or former officers or employees of the Lenders or members of the Creditors' Committee are not eligible to serve on the Board of Directors.

MODIFICATION TO RELEASES AND INDEMNIFICATION PROVISIONS IN THE PLAN

     Pursuant to the Third Modification, the Release and Indemnification Provisions in the Plan will be amended and restated to provide the following:

     RELEASES AND RELATED MATTERS:

          (a)  RELEASES BY DEBTORS

          As of the Effective Date, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the Debtors' or Subsidiaries' former and present directors and officers, (ii) the Debtors' or Subsidiaries' employees, agents and professionals as of the Petition Date or thereafter, (iii) the holders of Lender Claims, (iv) CSFB, as administrative agent, collateral agent and arranger under the Pre-Petition Credit Agreement, and in any other capacity (v) Bank of Montreal as syndication agent under the Pre-Petition Credit Agreement, (vi) BoA and U.S. Bank as documentation agent under the Pre-Petition Credit Agreement, (vii) the DIP Agent and the holders of DIP Facility Claims, and
     (viii) the respective current professionals (as of the Petition Date or thereafter) of the Debtors and the entities released in subclauses (i) -
     (viii) of Section 5.13(a) of the Plan acting in such capacity, except for those persons and entities listed on Schedule 5.13 to the Plan, against which claims shall not be released hereunder.

          (b)  RELEASES BY HOLDERS OF LENDER CLAIMS

          As of the Effective Date, to the fullest extent permissible under applicable law and in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each of the Lenders, any individual, corporation or other entity that was at any time formerly a Lender, will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or Subsidiaries, the Reorganized Debtors, the Chapter 11 Case, or the Plan against (i) the Debtors, the Subsidiaries and the Reorganized Debtors, (ii) the former and present directors and officers of the Debtors or Subsidiaries, (iii) employees of the Debtors or Subsidiaries as of the Effective Date or thereafter, or (iv) the respective current professionals of the entities released in (i) - (iii) above as of the Petition Date (including the present and former officers, directors, employees, shareholders and professionals of the foregoing), acting in such capacity, except for those persons and entities listed on Schedule 5.13 to the Plan, against which claims shall not be released hereunder.

     INDEMNIFICATION AND RELATED MATTERS

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          (a)  THIRD-PARTY INDEMNIFICATION OBLIGATIONS

          Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters or attorneys, and any Indemnification Obligations owed to Raytheon (subject to the provisions of Section 5.19 of the Plan) or any of its directors, officers, agents or professionals, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code under this Plan and any Claims arising from such obligations shall be classified in Class 7.

          (b)  INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

          Reorganized WGI shall provide standard and customary indemnification for all officers and directors (as of the Effective Date and thereafter) for all actions or events occurring after the Effective Date. Indemnification Obligations to present and former officers and directors for actions or events occurring prior to the Petition Date shall be limited to the director and officer liability insurance coverage. In addition, Reorganized WGI shall indemnify officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring either pre or post-Petition Date. Reorganized WGI shall also be permitted to acquire additional director and officer insurance coverage to augment existing coverage, if practicable.

THE WASHINGTON CONSIDERATION

     As a result of the Third Modification, the Steering Committee and the Creditors' Committee have reached an agreement with Mr. Washington for consideration to be provided to him for future services.

     Under the Plan as modified by the Third Modification, Mr. Washington will be granted options in three tranches. The exercise price for Tranche A options, which constitute five percent (5%) of the total outstanding New Common Shares (subject to Dilution), will be based upon a total equity value for the Company of $600 million. The exercise price for Tranche B options, which constitute two and one-half percent (2.5%) of the total outstanding New Common Shares (subject to Dilution), will be based upon a total equity value for the Company of $825 million. The exercise price for Tranche B options, which constitute two and one-half percent (2.5%) of the total outstanding New Common Shares (subject to Dilution), will be based upon a total equity value for the Company of $887.5 million.

     The Tranche A options to be provided to Mr. Washington will have a term expiring on the fifth anniversary of the Effective Date, and the Tranche B and C options will have a term expiring on the fourth anniversary of the Effective Date. One-third of each of the Tranche A Options, Tranche B Options and Tranche C Options shall vest on the Effective Date, one-third of each of the Tranche A Washington Options, Tranche B Washington Options and Tranche C Washington Options shall vest on the first anniversary of the Effective Date and the final one-third of each of the Tranche A Washington Options, Tranche B Washington Options and Tranche C Washington Options shall vest on the second anniversary of the Effective Date. All such options shall vest immediately upon change in control of WGI or upon Mr. Washington being removed as Chairman of the Reorganized WGI Board of Directors other than for cause, death or disability, including through the failure to be renominated to the Board and shall be exercisable for the term of such options

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described in paragraph 1 above. If Mr. Washington is removed for cause, death or disability or if he voluntarily resigns, however, previously unvested options will terminate.

MODIFICATION TO THE MANAGEMENT OPTION PLAN

     The Plan contemplates issuance of options to management and designated employees subject to the Managment Option Plan. Options to purchase five percent (5%) of the New Common Stock (subject to Dilution) will be granted on the Effective Date (the "Effective Date Management Options"). The exercise price for the Effective Date Management Options will be set based upon a total equity value of $600 million and the term of such options will be ten years. In Addition, the Management Option Plan will reserve options to purchase an additional five percent (5%) fo the New Common Stock (subject to Dilution), to be granted at the discretion of the Board of Directors of Reorganized WGI.

VALUATION OF THE COMPANY AND THE NEW SECURITIES

     As set forth in the Disclosure Statement, Lazard's valuation of the Company on a going concern basis was between $470 million and $640 million, with a midpoint of $555 million. Prior to the Settlement, the Creditors' Committee and its professionals (as well as other parties) asserted that the Company's going concern value was substantially higher, approximately $1.0 billion. Based on the value of the relative recoveries to be provided to the Prepetition Secured Lenders and the General Unsecured Creditors as a result of the Global Settlement, based on an analysis by Lazard, the Settlement is premised upon a compromise of the Valuation Dispute between approximately $700 million and $778 million (depending on the methodology used). See SECTION XI.E of the Disclosure Statement.

     Lazard has ascribed the following approximate values to the New Securities to be issued under the Plan as modified by the Third Modification (based upon the midpoint of the enterprise value of the Company of $555 million, assuming that the Company's consolidated balance sheet will reflect $50 million of funded debt upon exit from Chapter 11, and based upon a Black-Scholes analysis with respect to the Class 7 Stock Warrants, the Management Options and the Washington Consideration):

     (i) The New Common Shares to be issued under the Plan : $448 million in the aggregate;

     (ii)  The Class 7 Stock Warrants: $29 million in the aggregate;

     (iii) The Management Options: $14 million in the aggregate; and

     (iv)  The Washington Consideration: $14 million in the aggregate.

The valuation of the Company, and the valuation of the New Common Shares, the Class 7 Stock Warrants, the Management Options and the Washington Consideration, are based upon numerous assumptions, including among other things, an assumption that the operating results projected for Reorganized WGI will be achieved in all material respects, and does not take into account Dilution as a result of the Management Options to be granted at the discretion of the Board of Reorganized WGI after the Effective Date. The Debtors and Lazard believe that these valuation assumptions are reasonable. HOWEVER, THE VALUATION ASSUMPTIONS ARE NOT A PREDICTION OR REFLECTION OF POST-CONFIRMATION TRADING PRICES OF THE NEW COMMON SHARES, THE CLASS 7 STOCK WARRANTS, THE WASHINGTON CONSIDERATION, OR THE MANAGEMENT OPTIONS. AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE DISCUSSED IN SECTION VIII OF THE DISCLOSURE STATEMENT, THE TRADING PRICES OF SECURITIES ISSUED UNDER A PLAN OF REORGANIZATION ARE SUBJECT TO MANY UNFORESEEABLE CIRCUMSTANCES AND THEREFORE CANNOT BE PREDICTED.

ESTABLISHMENT OF THE LENDER CLAIMS AND ESTIMATE OF RECOVERIES TO CLASSES 6 AND 7

     As set forth in the Disclosure Statement, total Lender Claims are estimated to be approximately $572 million (excluding post-petition interest). Such claims will not be bifurcated into Secured and Unsecured Claims under the Third Modification. Based upon the foregoing valuation assumptions, the estimated value of the recoveries to be provided under the Plan as modified by the Third Modification on account of Allowed Claims in Class 6 is $378 million (80% of the value of the New Common Shares in the aggregate and $20 million dollars in cash). Based upon the assumption of total equity value of $505 million, and Allowed Class 6 Claims of $572 million, the estimated percentage recovery for Allowed Class 6 Claims would be 66%. If the valuation assumption were higher, the estimated percentage recovery would also be higher.

     As set forth in the Disclosure Statement, the mid-point of the estimated amount of Claims in Class 7 that will become Allowed was approximately $875 million. This total is reduced to approximately $725 million by excluding potential Lender Deficiency

Claims, which have now been eliminated. Accordingly, based on the valuations of the New Common Shares and the Class 7 Stock Warrants as set forth above, and the Class 7 Claims estimate, the estimated percentage recovery to holders of Allowed Class 7 Claims under the Plan as modified by the Third Modification is approximately 16%. This estimated percentage recovery is premised on the valuation assumptions described above and in OVERVIEW J of the Disclosure Statement. The anticipated percentage recovery to holders of Allowed Class 7 Claims is also premised on the estimate of Allowed Class 7 Claims set forth in OVERVIEW J of the Disclosure Statement. The actual amount of Class 7 Claims that will ultimately become Allowed Claims may be materially higher or lower than this estimate. To the extent that actual Allowed Class 7 Claims differs from this estimate, the recovery to holders of Allowed Class 7 Claims will differ accordingly.

                     ADDITIONAL DISCLOSURE AND SOLICITATION

     Pursuant to Sections 1127(a) and 105 of the Bankruptcy Code, and Bankruptcy Rule 3019, this Second Supplement will be transmitted only to holders of Claims in Class 6, because such creditors are they only creditors adversely affected by the Modification. The purpose of this Second Supplement is to provide additional information to enable such Claim holders to make a reasonably informed decision with respect to the Plan, as modified by the Third Modification, prior to exercising their right for a second time to vote to accept or reject the Plan. ALTHOUGH CLASS 7 HAS VOTED AGAINST THE PLAN, AS A RESULT OF THE THIRD MODIFICATION THE CREDITORS' COMMITTEE NOW SUPPORTS THE PLAN AS MODIFIED BY THE THIRD MODIFICATION, AND WILL WITHDRAW ALL OBJECTIONS TO THE PLAN.

     The Bankruptcy Court has approved this Second Supplement as containing information of a kind and in sufficient and adequate detail to enable such Claim holders to make an informed judgment with respect to acceptance or rejection of the Plan, as modified by the Third Modification. THE BANKRUPTCY COURT'S APPROVAL OF THIS SECOND SUPPLEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

     ALL HOLDERS OF CLASS 6 CLAIMS ARE ENCOURAGED TO READ THIS SECOND SUPPLEMENT, THE FIRST SUPPLEMENT, THE DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN AS MODIFIED. This Second Supplement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan as modified by the Third Modification, and developments concerning the Chapter 11 Cases.

     THIS SECOND SUPPLEMENT, THE FIRST SUPPLEMENT AND THE DISCLOSURE STATEMENT ARE THE ONLY DOCUMENTS TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

     Except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The delivery of this Second Supplement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

                     PLAN VOTING INSTRUCTIONS AND PROCEDURES

SOLICITATION PACKAGE

     Prior to the mailing of this Second Supplement, as part of the solicitation of acceptances of the Plan, the Debtors have sent to you copies of (1) the Plan;
(2) the Disclosure Statement; (3) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the hearing to consider confirmation of the Plan and related matters, and the time for filing objections to confirmation of the Plan (the "Confirmation Hearing Notice"); (4) one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Plan; (5) the First Modification; (6) the First Supplement; and (7) the Second Modification.

     Attached hereto as Exhibit B is one or more Ballots (and return envelopes) to be used by you in voting to accept or reject the Plan, as modified by the Third Modification.

                              ACCEPTANCE PROCEDURES

     After carefully reviewing the Plan, the Disclosure Statement and this Second Supplement, please indicate your acceptance of the Plan, as modified, by executing the ballot attached as Exhibit B. It is imperative that you should complete, sign and RETURN IT BY FACSIMILE and overnight mail to the counsel listed on Exhibit B no later than 12:00 p.m. (Eastern Standard time) on November 16, 2001.

     If you have any questions about the procedure for voting your Claims or with respect to the packet of materials that you have received please contact any of the counsel listed below.

     THE CONFIRMATION HEARING IS CURRENTLY SCHEDULED TO RECOMMENCE ON NOVEMBER 19, 2001, BEFORE THE HONORABLE GREGG W. ZIVE, IN THE UNITED STATES BANKRUPTCY COURT, 300 BOOTH STREET, RENO, NEVADA, 89509. OBJECTIONS TO THE PLAN AS A RESULT OF CHANGES BASED UPON THE THIRD MODIFICATION MUST BE FILED AND SERVED NOT LATER THAN 12:00 NOON (PREVAILING RENO TIME) ON NOVEMBER 16, 2001.

Dated: November 9, 2001



/s/ David S. Kurtz                      /s/ Marcia L. Goldstein
------------------------------          ----------------------------------------
David S. Kurtz                          Marcia L. Goldstein
Timothy R. Pohl                         Weil, Gotshal & Manges LLP
Skadden, Arps, Slate, Meagher           767 Fifth Avenue
   & Flom (Illinois)                    New York, New York 10153
333 W. Wacker Drive                     Counsel for Credit Suisse First Boston
Chicago, Illinois 60606-1285              as Prepetition Agent
Counsel for the Debtors

                                    Exhibit A

Jennifer A. Smith (State Bar No. 610)
Etta L. Walker (State Bar No. 5537)
LIONEL SAWYER & COLLINS
1100 Bank of America Plaza
50 W. Liberty St.
Reno, Nevada 89501
(775) 788-8666

David S. Kurtz
Timothy R. Pohl
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Gregg M. Galardi
Eric M. Davis
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
One Rodney Square
Wilmington, Delaware 19899
(302) 651-3000

Attorneys for the Debtors and
Debtors-in-Possession

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF NEVADA


                                        Case No. BK-N-01-31627
In re                                   Chapter 11

WASHINGTON GROUP                        THIRD MODIFICATION TO
INTERNATIONAL, INC.,                    SECOND AMENDED JOINT PLAN OF
ET AL.,                                 REORGANIZATION OF WASHINGTON
                   Debtors.             GROUP INTERNATIONAL, INC., ET AL. AS
                                        MODIFIED

---------------------------/

Dated November 9, 2001

     The Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et. al. dated as of July 24, 2001 (as previously modified pursuant to the Modification to Second Amended Joint Plan of Reorganization of Washington Group Interna tional, Inc., ET AL., dated August 23, 2001, and the Second Modification to Second Amended Joint Plan of Reorganization of Washington Group International, Inc., ET AL., dated October 12, 2001 the "Plan") is hereby modified by this Third Modification dated as of November 9, 2001 (this "Third Modification") by Washington Group International, Inc. ("WGI") and certain of its affiliates (collectively, the "Affiliate Debtors"), debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors," and together with WGI's non-debtor affiliates, the "Company"), pursuant to 11 U.S.C. ss. 1127(a), as follows::

1.   SECTION 1.35 is amended and restated in its entirety as follows:

          "DISBURSING AGENT" means Reorganized WGI or any party desig nated by Reorganized WGI, in its sole discretion, to serve as a disbursing agent under the Plan and who, with respect to the Old Notes, means the indenture trustee under the Old Indenture.

2.   A new SECTION 1.38(a) is added as follows:

          "DISPUTED CLAIMS RESERVE" means the distributions reserved for the holders of Disputed Claims pending allowance or disallowance of such Claims.

3.   SECTION 1.51 is amended and restated in its entirety as follows:

          "INDEMNIFICATION OBLIGATION" means the obligation of any of the Debtors or Subsidiaries to indemnify, reimburse or provide contri bution to any person or entity, whether pursuant to charter, by-law, contract, statute, common law or otherwise.

4. SECTION 1.53 ("Initial Deposit") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the Initial Deposit are deemed removed from the Plan.

5. SECTION 1.58 ("Lender Deficiency Claims") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the Lender Deficiency Claims are deemed removed from the Plan.

6. SECTION 1.64 ("Net Trust Recoveries") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the Net Trust Recoveries are deemed removed from the Plan.

7.   A new SECTION 1.79(a) is added as follows:

          "PLAN COMMITTEE" means the Creditors' Committee as it continues to exist after the Effective Date, pursuant to the Plan Committee Document, in order to prosecute objections to Disputed Class 7 Claims, to pursue recovery of the avoiding actions, to monitor implementation of the Plan, and to take such other actions as are set forth in the Plan or the Plan Committee Document or as may be approved or ordered by the Bank ruptcy Court.

8.   A new SECTION 1.79(b) is added as follows:

          "PLAN COMMITTEE DOCUMENT" means the document establishing the Plan Committee which shall be filed with the Bankruptcy Court prior to the conclusion of the Confirmation Hearing and which shall be in form and substance reasonably acceptable to the Debtors and the Creditors' Com mittee. The Plan Committee Document shall contain, among other things, terms and conditions necessary and appropriate to carry out the provisions of Schedule 5.19 relating to the processing of claims

9.   SECTION 1.80(a) is amended and restated in its entirety as follows:

          "PLAN MODIFICATIONS" mean (a) that certain Modification to the Plan dated August 23, 2001, (b) that certain Second Modification to the Plan dated October 11, 2001, and (c) that certain Third Modification to the Plan dated November 9, 2001.

10. SECTION 1.93 ("Reimbursement Obligation") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the Reimbursement Obligation are deemed removed from the Plan.

11.  A new SECTION 1.98(b) is added as follows:

          "SCHEDULED" means with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Debtors' schedules of assets and liabilities filed with the Bankruptcy Court.

12.  SECTION 1.102 is amended and restated in its entirety as follows:

          "SECURED LENDER CLAIM" means the Claims of a Lender arising under or as a result of the Pre-Petition Credit Facility agreements, which Claims in the aggregate shall not exceed $572 million (exclusive of post-petition interest).

13.  A new SECTION 1.108(a) is added as follows:

          "TRANSFERRED AVOIDANCE ACTIONS" means actions under sections 547, 548 and 550 of the Bankruptcy Code that are owned by the Debtors and are preserved under this Plan, other than any such actions against trade vendors, customers or joint venture partners, or against any insiders, officers, directors or employees of the Debtors based on transfers dis closed in the Schedules.

14.  A new SECTION 1.108(b) is added as follows:

          "TORT CLAIM" means any Claim relating to personal injury, property damage, products liability, employment, discrimination, or any similar litigation Claim asserted against the Debtors.

15. SECTION 1.109 ("Trust Assets") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the Trust Assets are deemed removed from the Plan.

16. SECTION 1.110 ("Trust Advisory Board") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the Trust Advisory Board are deemed removed from the Plan.

17. SECTION 1.111 ("Trust Recoveries") is deleted in its entirety and replaced with "Intention ally Omitted" and all references to the Trust Recoveries are deemed removed from the Plan.

18. SECTION 1.112 ("Trustee") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the Trustee are deemed removed from the Plan.

19. SECTION 1.121 ("WGI Creditor Trust") is deleted in its entirety and all references to the WGI Creditor Trust are deemed removed from the Plan.

20. SECTION 1.122 ("WGI Creditor Trust Agreement") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the WGI Creditor Trust Agreement are deemed removed from the Plan.

21. SECTION 1.123 ("WGI Creditor Trust Equity Residual") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the WGI Creditor Trust Equity Residual are deemed removed from the Plan.

22.  SECTION 3.3(a) is amended and restated in its entirety as follows:

          (a)  CLASS 6: SECURED LENDER CLAIMS

               On the Effective Date, each holder of an Allowed Class 6 Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 6 Claim, shall receive on or as soon as practicable after the Distribution Date, (i) a Pro Rata share of eighty percent (80%) of the New Common Shares issued and outstanding as of the Effective Date (subject to Dilution) and (ii) a Pro Rata share of $20,000,000 in cash.

23.  SECTION 3.3(b) is amended and restated in its entirety as follows:

          (b)  CLASS 7: GENERAL UNSECURED CLAIMS

               On the Effective Date, each holder of an Allowed Class 7 Claim (subject to the provisions of Section 5.17 of this Plan) in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 7 Claim, shall receive on or as soon as practicable after the Distribution Date, (i) a Pro Rata share of twenty percent (20%) of the New Common Shares issued and outstand ing as of the Effective Date (subject to Dilution), (ii) a Pro Rata share of the Class 7

          Stock Warrants and (iii) a Pro Rata share of net proceeds derived from the Transferred Avoidance Actions.

24.  SECTION 5.6 is amended and restated in its entirety as follows:

          COMPENSATION AND BENEFIT PROGRAMS

               (a) Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compen sation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Section 6.1 of this Plan, and all employee compensation and benefit Claims shall be Unimpaired under this Plan.

               (b) On the Effective Date, certain members of management and designated employees of Reorganized WGI and the other Reorganized Debtors shall receive stock options pursuant to the Management Option Plan. The Management Option Plan shall provide for nonqualified stock option grants on the Effective Date for New Common Shares totaling 5% of the aggregate New Common Shares outstanding on the Effective Date (subject to Dilution), with a term of 10 years and a strike price based upon a total equity value of the Com pany of $600 million. The Management Option Plan shall also provide for nonqualified stock option grants at the discretion of Reorganized WGI's Board of Directors in the future for New Common Shares totalling 5% of the aggregate New Common Shares outstanding on the Effective Date (subject to Dilution) at strike prices to be established by Reorganized WGI's Board of Directors.

25.  SECTION 5.8 is amended and restated in its entirety as follows:

          DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS

               (a) APPOINTMENT. The initial board of directors of Reorganized WGI shall consist of eleven (11) directors. Mr. Dennis Washington, Mr. David Batchelder and Mr. Stephen Hanks shall be members of the board of directors. The Steering Committee for the Lenders shall be entitled to appoint six (6) directors and the Creditors' Committee shall be entitled to appoint two (2) directors. Present or former officers or employees of the Lenders or members of the Creditors' Committee are not eligible to serve on the Board of Directors, unless otherwise agreed to by the Steering Committee and the Creditors' Commit-tee. The Confirmation Order may contain provisions providing for a staggered board for Reorganized WGI, as agreed to by WGI, the Steering Committee for the Lenders and the Creditors' Committee, as well as for interim board members pending final selection of directors prior to the Effective Date, which interim directors shall not be subject to the restriction in the preceding sentence. The Steering Committee for the Lenders and the Creditors' Committee shall file with the Bankruptcy Court and give to WGI written notice of the identities of such members prior to the conclusion of the Confirmation Hearing. The boards of directors and executive officers of the remaining Reorganized Debtors shall consist of directors and officers as determined by Reorganized WGI on the Effective Date or thereafter.

               (b) TERMS. Reorganized WGI board members shall serve for initial terms commencing on the Effective Date as determined by the Debtors, the Creditors' Committee and the Steering Committee for the Lenders and approved in the Confirmation Order.

               (c) VACANCIES. Any vacancy in the directorship prior to the expiration of the initial term shall in the case of the resignation of such director, be filled by a person designated by such director as his/her replacement to serve out the remainder of the applicable term.

26.  SECTION 5.13 is amended and restated in its entirety as follows:

          RELEASES AND RELATED MATTERS

          (a)  RELEASES BY DEBTORS

               As of the Effective Date, for good and valuable consideration, the ade quacy of which is hereby confirmed, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter

          11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the Debtors' or Subsidiaries' former and present directors and officers,
          (ii) the Debtors' or Subsidiaries' employees, agents and professionals as of the Petition Date or thereafter, (iii) the holders of Lender Claims, (iv) CSFB, as administrative agent, collateral agent and arranger under the Pre-Petition Credit Agreement, and in any other capacity (v) Bank of Montreal as syndication agent under the Pre-Petition Credit Agreement, (vi) BoA and U.S. Bank as documentation agent under the Pre-Petition Credit Agreement, (vii) the DIP Agent and the holders of DIP Facility Claims, and (viii) the respective current professionals (as of the Petition Date or thereafter) of the Debtors and the entities released in subclauses (i) - (viii) of this Section 5.13(a) acting in such capacity, except for those persons and entities listed on Schedule 5.13, against which claims shall not be released hereunder.

          (b)  RELEASES BY HOLDERS OF LENDER CLAIMS

               As of the Effective Date, to the fullest extent permissible under applicable law and in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each of the Lenders, any individual, corporation or other entity that was at any time formerly a Lender, will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or Subsidiaries, the Reorganized Debtors, the Chapter 11 Case, or the Plan against (i) the Debtors, the Subsidiaries and the Reorganized Debtors, (ii) the former and present directors and officers of the Debtors or Subsidiaries, (iii) employees of the Debtors or Subsidiaries as of the Petition Date or thereafter, or (iv) the respective current professionals of the entities released in (i) -
          (iii) above as of the Petition Date (including the present and former officers, directors, employees, shareholders and professionals of the foregoing), acting in such capacity, except for those persons and entities listed on Schedule 5.13, against which claims shall not be released hereunder.

          (c)  INJUNCTION RELATED TO RELEASES

               As further provided in Section 12.11 of this Plan, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

          (d)  INCORPORATION IN CONFIRMATION ORDER

               As of the Effective Date, the releases provided for by Schedule
          5.19 shall be set forth in the Confirmation Order and deemed incorporated within the Plan.

27.  SECTION 5.15  is amended and restated in its entirety as follows:

          GRANT AND ISSUANCE OF WASHINGTON STOCK OPTIONS

          (a) On the Effective Date, Mr. Dennis Washington (or any wholly-owned affiliate designated by Mr. Washington) shall be granted the Washington Stock Options.

          (b) The Washington Stock Options shall consist of three (3) tranches of options as follows:

               (i) The "Tranche A Washington Options" shall be options to purchase New Common Shares consisting of five percent (5%) of the New Com mon Shares outstanding (subject to Dilution), with a per share strike price calculated based upon an assumed total enterprise value for Reorganized WGI and its subsidiaries of $600 million. The Tranche A Washington Options shall have a term expiring on the fifth (5th) anniversary of the Effective Date.

               (ii) The "Tranche B Washington Options" shall be options to purchase New Common Shares consisting of two and one-half percent (2.5%) of the New Common Shares outstanding (subject to Dilution), with a strike price calculated upon a total equity value for the Company on a going concern basis of $825 million. The Tranche B Washington Options shall have a term expiring on the fourth (4th) anniversary of the Effective Date.

               (iii) The "Tranche C Washington Options" shall be options to purchase New Common Shares consisting of two and one-half percent (2.5%) of the New Common Shares outstanding (subject to Dilution), with a strike price calculated upon a total equity value for the Company on a going concern basis of $887.5 million. The Tranche C Washington Options shall have a term expiring on the fourth (4th) anniver sary of the Effective Date.

          (c) One-third of each of the Tranche A Washington Options, Tranche B Washington Options and Tranche C Washington Options shall vest on the Effective Date, one-third of each of the Tranche A Washington Options, Tranche B Washington Options and Tranche C Washington Options shall vest on the first anniversary of the Effective Date and the final one-third of each of the Tranche A Washington Options, Tranche B Washington Options and Tranche C Washington Options shall vest on the second anniversary of the Effective Date; PROVIDED THAT, all such options shall vest immediately upon a change of control of WGI or upon Mr. Washington being removed as Chairman of the Reorganized WGI Board of Directors other than for cause, death or disability, including through the failure to be renominated to the Board, and shall be exercisable for the term of such options described in paragraph (b) above. In addition, upon Mr. Washington's removal from the Board other than for cause, death or disability, including through the failure to be renominated to the Board, or upon a change in control, WGI's license to use the Washington Trademark shall terminate. If Mr. Washington is removed for cause, death or disability, unvested options will not vest, and WGI's license to use the Washington Trademark shall continue until not less than the first anniver sary of the Effective Date. As a condition to the Effective Date, Mr. Washington and WGI shall enter into a contract containing all terms and conditions of his employment, which shall be in form and substance reasonably satisfactorily to WGI, Mr. Washington, Counsel for the Steering Committee for the Prepetition Secured Lenders, and Counsel for the Creditors' Committee.

28.  SECTION 5.15A is amended and restated in its entirety as follows:

          GRANT AND ISSUANCE OF CLASS 7 STOCK WARRANTS

               (a) On the Effective Date, Reorganized WGI shall issue for distribu tion in accordance with the terms of the Plan the Class 7 Stock Warrants to holders of Allowed Claims in Class 7. The issuance of the Class 7 Stock War rants and the distribution thereof to holders of Allowed Claims in Class 7 shall be exempt from registration under applicable securities laws pursuant to section 1145 (a) of the Bankruptcy Code.

               (b) The Class 7 Stock Warrants shall consist of three (3) tranches of warrants as follows:

                    (i) The "Tranche A Class 7 Warrants" shall be warrants to purchase New Common Shares consisting of ten percent (10%) of the New Common Shares outstanding (subject to Dilution), with a strike price calculated upon a total equity value for the Company on a going concern basis of $725 million. The Tranche A Class 7 Warrants shall have a term expiring on the fourth (4th) anniversary of the Effective Date.

                    (ii) The "Tranche B Class 7 Warrants" shall be options to purchase New Common Shares consisting of ten percent (10%) of the New Common Shares outstanding (subject to Dilution), with a strike price calculated upon a total equity value for the Company on a going concern basis of $825 million. The Tranche B Class 7 Warrants shall have a term expiring on the fourth (4th) anniversary of the Effective Date.

                    (iii) The "Tranche C Class 7 Warrants" shall be options to purchase New Common Shares consisting of five percent (5%) of the New Common Shares outstanding (subject to Dilution), with a strike price calculated upon a total equity value for the Company on a going concern basis of $887.5 million. The Tranche C Class 7 Warrants shall have a term expiring on the fourth (4th) anniversary of the Effective Date.

               (c) The Tranche A Class 7 Warrants, Tranche B Class 7 Warrants and Tranche C Class 7 Warrants shall each fully vest on the Effective Date.

29. SECTION 5.17 ("Deemed Waiver of Distributions by Holders of Lender Deficiency Claims") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to such section are deemed removed from the Plan.

30.  A new SECTION 5.18 is added as follows:

          INDEMNIFICATION AND RELATED MATTERS

               (a)  THIRD-PARTY INDEMNIFICATION OBLIGATIONS

               Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters or attorneys, and any Indemnification Obligations owed to Raytheon (subject to the provisions of Section 5.19 of this Plan) or any of its directors, officers, agents or professionals, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code under this Plan and any Claims arising from such obligations shall be classified in Class 7.

               (b)  INDEMNIFICATION OF DEBTORS' DIRECTORS, OFFICERS AND
          EMPLOYEES

               Reorganized WGI shall provide standard and customary indemni fication for all officers and directors (as of the Effective Date and thereafter) for all actions or events occurring after the Effective Date. Indemnification Obliga tions to present and former officers and directors for actions or events occurring prior to the Petition Date shall be limited to the director and officer liability insurance coverage. In addition, Reorganized WGI shall indemnify officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring either pre or post-Petition Date. Reorganized WGI shall also be permitted to acquire additional director and officer insurance coverage to augment existing coverage, if practicable.

     A new SECTION 5.19 is added as follows:

          RAYTHEON SETTLEMENT

               As a condition to the Effective Date, WGI and Raytheon shall execute agreements (in form and substance reasonably satisfactory to WGI, Raytheon, counsel for the Steering Committee for the Prepetition Secured Lenders and counsel for the Creditors' Committee), to implement the terms and conditions set forth in Schedule 5.19 hereto. Such agreements shall be incorporated by refer ence in the Confirmation Order and deemed to be a part of the Plan. Notwith standing anything to the contrary in sections 10.2 or 10.3 hereof, the debtors are not authorized to waive this condition. Without limitation of the foregoing, to the extent of any inconsistencies between the Plan and
          Schedule 5.19 hereto, Sched ule 5.19 shall control.

31.  SECTION 7.1 is amended and restated in its entirety as follows:

          DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

               Except as otherwise provided herein or as ordered by the Bankruptcy Court, all distributions of holders of Allowed Claims as of the Effective Date shall be made on Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 8.4 of this Plan. Notwithstanding the date on which any distribution of New Securities is actually made to a holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Effective Date.

32.  SECTION 7.3 is amended and restated in its entirety as follows:

          DISTRIBUTIONS BY DISBURSING AGENT AND THE INDENTURE TRUSTEE

               (a) Except as set forth in the succeeding sentence, the Disbursing Agent shall make all distributions required under this Plan. Distributions to be made on account of Allowed Old Note Claims shall be made to the Indenture Trustee, as Disbursing Agent for Old Note Claims, for further distribution to holders of Allowed Old Note Claims.

               (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reason able out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

33.  ARTICLE VIII is amended and restated in its entirety as follows:

                                  ARTICLE VIII.

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

8.1  PROSECUTION OF OBJECTIONS TO CLAIMS

(a)  Objections to Claims

     Unless another date is established by the Bankruptcy Court, all objections to Claims shall be filed and served on the holders of such Claims by the later of: (i) 120 days after the Effective Date and (ii) 180 days after a particular Proof of Claim has been filed. If an objection has not been filed to a Proof of Claim or a Scheduled Claim by the objection bar dates established in this
Section 8.1(a), the Claim to which the Proof of Claim or Scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier.

(b)  Authority to Prosecute Objections

     (i) After the Confirmation Date, only the Debtors or Reorganized WGI shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims other than Class 7 Claims.

     (ii) After the Confirmation Date, only Reorganized WGI or the Creditors' Committee shall have the authority to file, settle, compromise, with draw or litigate to judgment objections to Class 7 Claims. After the Effective Date, only Reorganized WGI or the Plan Committee shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Class 7 Claims.

     (iii) After the Effective Date, Reorganized WGI or, solely as to Class 7 Claims, the Plan Committee, may settle or compromise any Disputed Claim without approval of the Bankruptcy Court; provided, however, that the Bank ruptcy Court may approve any settlement or compromise upon the request of a party in interest.

8.2  TREATMENT OF DISPUTED CLAIMS

(a) No Distributions on Account of Disputed Claims; Reserves Established in Lieu of Distributions for Disputed Claims

     Notwithstanding any other provisions of the Plan, no distributions shall be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. For purposes of receiving distributions pursuant to the Plan, each creditor that has filed one or more Proofs of Claim shall be deemed to hold one Claim, which Claim shall be deemed a Disputed Claim unless and until each portion of the creditor's Claim becomes an Allowed Claim. In lieu of distributions under the Plan to holders of Disputed Claims, on the Effective Date, a Disputed Claims Reserve may be established for any class of Claims and shall be established for Class 7 Claims. Reorganized WGI shall fund the Disputed Class 7 Claims Reserve with New Common Shares and Class 7 Stock Warrants pursuant to the estimation procedure described below.

(b)  Claims Estimation and Funding of Disputed Class 7 Claims Reserve

     (i) The Bankruptcy Court shall upon the motion of the Creditors' Committee or the Plan Committee or in conjunction with the hearing on Confir mation, estimate what the aggregate amount of Allowed Class 7 Claims would be after all Disputed Class 7 Claims have been resolved. Based on such estimate, on the Effective Date, Reorganized WGI shall place in the Disputed Claims Reserve established on account of Disputed Claims in Class 7 an amount of New Common Shares and Class 7 Stock Warrants equal to the amount of such securities that would be distributed pursuant to the Plan if all Disputed Class 7 Claims, if allowed, were Allowed Claims in their estimated amounts on the Effective Date. From time to time, but no more frequently than every 90 days, upon motion of the Plan Committee the Bankruptcy Court shall estimate the aggregate amount of Allowed Class 7 Claims based upon the allowance, disallowance and withdrawal of Class 7 Claims since the previous estimate of such Claims.

     (ii) Holders of Disputed Claims that are ultimately allowed shall have recourse only to the undistributed property in the applicable Disputed Claims Reserve, and not to Reorganized WGI, its property, or any assets previously distributed on account of any Allowed Claim.

(c)  Property Held in an Disputed Claims Reserve

     (i) Cash held in an Disputed Claims Reserve shall be deposited in a segregated bank account in the name of the Disbursing Agent and held in trust for the benefit of the potential claimants of such funds, and shall be accounted for separately. The Disbursing Agent shall invest the cash held in such account in a manner consistent with the manner of investment of cash by the Debtors in these Chapter 11 cases.

     (ii) The New Common Shares and Class 7 Stock Warrants held in the Disputed Class 7 Claims Reserve shall be held in trust for the benefit of the potential claimants of such securities by the Disbursing Agent and shall be accounted for separately.

8.3  DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED

(a)  After Allowance of a Disputed Claim

     Within 30 days after the end of each calendar quarter following the Effective Date, the Disbursing Agent shall make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions shall be made pursuant to the provisions of the Plan and shall include a Pro Rata share of the interest received from the investment of any cash in the Disputed Claims Reserve, from the date such amounts would have been due had such Claim then been allowed to the date that such distribution is made from the Disputed Claims Reserve. At such time, the Disbursing Agent for Class 7 shall make a Pro Rata distribution of cash, New Common Shares, and Class 7 Stock Warrants to the extent such property exceeds the applicable estimate by the Bankruptcy Court.

(b)  After Resolution of All Disputed Claims

     If any property in a Disputed Claims Reserve remains in such Disputed Claims Reserve after all objections to the applicable Disputed Claims have been resolved, such remaining property shall be distributed as soon as practicable pursuant to the provisions of the Plan.

8.4  TAX REQUIREMENTS FOR INCOME GENERATED BY DISPUTED CLAIMS RE SERVES

     The Disbursing Agent shall pay, or cause to be paid, out of the funds held in the Disputed Claims Reserve, any tax imposed by an governmental unit on the income generated by the funds held in the Disputed Claims Reserve and shall cause to be filed any tax or information return as required by any governmental unit.

8.5  TORT CLAIMS

     All Tort Claims are Disputed Claims. Any Tort Claim as to which a timely Proof of Claim was filed in these Chapter 11 cases shall be tried and liquidated in the administrative or judicial forum or tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial forum or tribunal of appropriate jurisdiction or in accordance with any alternative dispute resolution or similar proceeding as may be approved by order of a court of competent jurisdiction. Any Tort Claim determined or liquidated pursuant to a judgment or in any alternative dispute resolution or similar proceeding as approved by order of a court that has become a Final Order shall, after the recovery and payment of all available insurance, be deemed an Allowed Class 7 Claim, unless the Bankruptcy Court orders otherwise or the holder of the Tort Claim has otherwise agreed. Nothing contained herein shall impair or limit the right of the Debtors, the Creditors' Committee or the Plan Committee to seek estimation of any or all Tort Claims in the Bankruptcy Court or in another court of competent jurisdiction for purposes of distribution or constitute, or be deemed to be, a waiver of any claim or right that the Debtors may hold against any person, including the right to seek disallowance of a Tort Claim as a result of the failure of the holder to timely file a Proof of Claim in these Chapter 11 cases.

34. ARTICLE IX (WGI Creditor Trust) is deleted in its entirety and replaced with "Intentionally Omitted" and all references to Article IX are deemed removed from the Plan.

35.  SECTION 12.8(a) is amended and restated in its entirety as follows:

     SETTLEMENT OF DISPUTES

          Pursuant to Bankruptcy Rule 9019, and in consideration for the distribu tions and other benefits provided under the Plan pursuant to section 3.3 of this Plan, this Plan shall constitute a good faith compromise and settlement of (a) all claims or controversies relating to the validity, priority, or extent of the Liens claimed on assets of the Company by the Prepetition Secured Lenders and (b) the settlement of all disputes between the Debtors and Raytheon, which settlements shall be binding on all holders of Claims or Interests and all other parties in interest.

36.  SECTION 12.12 is amended and restated in its entirety as follows:

     PLAN COMMITTEE

          The Creditors' Committee shall continue to exist after the Confirmation Date as the Plan Committee, pursuant to the Plan Committee Document. The Plan Committee shall have such powers and responsibilities as are provided for under the terms and conditions of the Plan Committee Document including, without limitation, the right to retain counsel, standing to appear, be heard, and appeal from any determination of the Bankruptcy Court with respect to matters governed by Article VIII of the Plan, standing to enforce and recover the avoiding power actions, and to take such other actions as are set forth in the Plan or Plan Committee Document or as may be approved or ordered by the Bankruptcy Court. The Plan Committee shall designate the Disbursing Agent to make distributions to holders of Allowed Class 7 Claims.

          Reorganized WGI shall pay or reimburse on a monthly basis the expenses of the Plan Committee, including the fees, expenses, and costs of counsel em ployed by the Plan Committee. While such fees, expenses and costs need not be approved by the Bankruptcy Court, any disputes concerning the reasonableness of such fees, expenses and costs shall be heard and determined by the Bankruptcy Court after notice and a hearing.

          The provisions of the Plan Committee Document shall hereby be incorpo rated into this Plan with the same effect as if set forth herein in their entirety; PROVIDED, HOWEVER, that in the event of any conflict between any provision of the Plan and any provision of the Plan Committee Document, the provision of the Plan shall control.

          The Plan Committee shall be discharged upon completion of the distribu tions to Class 7 Allowed Claims or such earlier date as may be approved or ordered by the Bankruptcy Court.

37. SECTION 12.18 (Indemnification Obligations) is deleted in its entirety and replaced with "Intentionally Omitted" and all references to such section are deemed removed from the Plan.

38. SCHEDULE 5.15(b) is deleted in its entirety and replaced with "Intentionally Omitted" and all references to such schedule are deemed removed from the Plan.

39. A new SCHEDULE 5.19 ("Outline of Primary Terms of Settlement Between Raytheon and WGI") is added (attached hereto as Exhibit A).


Dated: Reno, Nevada
       November 9, 2001

                                        /s/ Jennifer Smith
                                        ----------------------------------------
                                        Jennifer Smith (State Bar No. 610)
                                        Etta L. Walker (State Bar No. 5537)
                                        LIONEL, SAWYER & COLLINS

                                        - and -

                                        David S. Kurtz
                                        Timothy R. Pohl
                                        SKADDEN, ARPS, SLATE,
                                        MEAGHER & FLOM (ILLINOIS)

                                        - and -

                                        Gregg M. Galardi
                                        SKADDEN, ARPS, SLATE,
                                        MEAGHER & FLOM LLP
                                          Attorneys for Washington Group
                                            International, Inc., et al.

                                        Debtors-in-Possession

                        EXHIBIT A TO THIRD MODIFICATION

                            OUTLINE OF PRIMARY TERMS
                                  OF SETTLEMENT
                            BETWEEN RAYTHEON AND WGI


         THE FOLLOWING TERM SHEET (THE "TERM SHEET") REFLECTS THE AGREED-UPON SETTLEMENT BETWEEN WGI AND RAYTHEON OF THE DISPUTES BETWEEN THEM IN THE CONTEXT OF A GLOBAL SETTLEMENT OF THE WGI MATTER. NOTHING IN THIS OUTLINE SHALL BE VIEWED AS AN ADMISSION NOR SHALL IT BE USED AGAINST EITHER PARTY. THE OUTLINE IS BEING OFFERED IF, BUT ONLY IF, A GLOBAL RESOLUTION OF THE WGI MATTER IS ACHIEVED AS AMONG THE MAJOR CONSTITUENCIES IN THAT CASE AND UPON THE ASSUMPTION THAT WGI DOES NOT REJECT ADDITIONAL PROJECTS OR CONTRACTS THAT IMPACT RAYTHEON. THE OFFICIAL UNSECURED CREDITORS' COMMITTEE, FOR SO LONG AS IT IS CONSTITUTED AND ACTING, (THE "COMMITTEE") IN THE WGI CASES SHALL BE A PARTY TO THE SETTLEMENT AS PROVIDED HEREIN.

         REFERENCE IS MADE TO THAT CERTAIN STOCK PURCHASE AGREEMENT BY AND AMONG RAYTHEON COMPANY, RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC., AND WASHINGTON GROUP INTERNATIONAL, INC. F/K/A MORRISON KNUDSEN CORPORATION, DATED APRIL 14, 2000, AND THE VARIOUS AGREEMENTS EXECUTED AND DELIVERED PURSUANT THERETO (COLLECTIVELY, THE "STOCK PURCHASE AGREEMENT") AND THE SURETY BONDS, LETTERS OF CREDIT, GUARANTEES, OR SIMILAR CREDIT SUPPORT ARRANGEMENTS (A "SUPPORT AGREEMENT") PROVIDED BY RAYTHEON IN FAVOR OF THIRD PARTIES FOR THE BENEFIT OF THE COMPANIES TRANSFERRED BY RAYTHEON PURSUANT TO THE STOCK PURCHASE AGREEMENT. THE VARIOUS PENDING AND POTENTIAL DISPUTES, CLAIMS, CONTROVERSIES, ADVERSARY PROCEEDINGS, AND LAWSUITS BY AND AMONG THE DEBTORS, THE NON-DEBTOR SUBSIDIARIES, AND RAYTHEON IN THIS PROCEEDING, AND IN OTHER JURISDICTIONS, THAT HAVE ARISEN OR COULD POTENTIALLY ARISE FROM OR IN CONNECTION WITH THE NEGOTIATION, DISCLOSURES, OMISSIONS, EXECUTION AND DELIVERY, PERFORMANCE OR NON-PERFORMANCE OF THE STOCK PURCHASE AGREEMENT, THE SUPPORT AGREEMENTS, AND THE TRANSACTIONS AND AGREEMENTS THAT ARE THE SUBJECT THEREOF OR ARE CONTEMPLATED THEREBY, OTHER THAN MATTERS ARISING UNDER THE RED OAK AND ILIJAN PROJECT COMPLETION AGREEMENTS, THE PRECEDING INTERIM ARRANGEMENTS FOR THOSE PROJECTS AND THE SERVICE AGREEMENT FOR THE SITHE MYSTIC AND FORE RIVER PROJECTS, (COLLECTIVELY, THE "RAYTHEON DISPUTES") WOULD BE RESOLVED, SETTLED, AND DISPOSED OF UNDER OR PURSUANT TO THE PLAN (IT BEING UNDERSTOOD AND AGREED THAT, INSOFAR AS THIS TERM SHEET IS IN ANY WAY INCONSISTENT WITH THE PLAN, THIS TERM SHEET SHALL CONTROL) AS FOLLOWS:

1. RAYTHEON ASSERTED CLAIMS. Under the Plan, the Raytheon Asserted Claims shall be allowed (without prejudice to Claims filed by other creditors) and discharged in full. Raytheon shall, however, waive and release any distribution under the Plan on account of the Raytheon Asserted Claims, provided that the following rights of Raytheon shall be specifically acknowledged, preserved, and not discharged under the Plan:

         a. Administrative Claims under Section 503 of the Bankruptcy Code (net of post-petition claims for goods and services provided pre-Effective Date by the Debtors to Raytheon) to the extent agreed upon by Raytheon, the Debtors and the Committee, or as allowed by the Bankruptcy Court;

         b. Rights of contribution, reimbursement and subrogation against the Reorganized Debtors under outstanding Support Agreements with respect to assumed projects or contracts as more specifically set forth herein (collectively, with Hudson-Bergen, the "Assumed Projects") (it being understood that the Assumed Projects do not include those contracts being assumed in connection with the Ilijan Agreement or being assumed and assigned in connection with the Ilijan or Red Oak Agreements, or that will be governed by such agreements);

         c. Rights under the Tax Disaffiliation Agreement being assumed under the Plan; and

         d. Rights arising pursuant to the specific agreements described and entered into, or contemplated by, this Term Sheet.

2. RAYTHEON SUBROGATION CLAIMS The Plan and the Confirmation Order will acknowledge that the discharge, release, and injunction provisions do not affect the rights of Raytheon against or relating to third parties (but not the Debtors) as to any suretyship, subrogation, or other rights in respect of any Support Agreement.

         Raytheon's rights under Section 509 of the Bankruptcy Code to be subrogated to rights of Mitsubishi Corporation, Mitsubishi Heavy Industries, Inc., or their affiliates (collectively, "Mitsubishi") in respect of payments made by Raytheon to Mitsubishi under a Support Agreement shall be preserved under the Plan, provided however that (i) the amount of Mitsubishi's claim as to which Raytheon may be subrogated shall not exceed or expand the allowed amount of Mitsubishi's claim, as may be agreed between Mitsubishi and the Debtors or, failing such agreement, as the Court may determine, and (ii) the amount, extent and nature of Raytheon's rights under Section 509 shall be as agreed by Mitsubishi,

         Raytheon, the Committee and the Debtors, or failing such agreement, as the Court may determine.

3. FUTURE OBLIGATIONS UNDER SUPPORT AGREEMENTS. WGI will take reasonable and necessary actions to protect Raytheon against possible future exposure under existing Support Agreements relating to Assumed Projects as set forth in this Term Sheet. In addition, Raytheon's rights of contribution, reimbursement and subrogation against the Reorganized Debtors under outstanding Support Agreements on Assumed Projects will be acknowledged and recognized under the Plan. These Support Agreements will be a joint and several obligation of each of the Reorganized Debtors and will be backed by a $10M standby letter of credit (the "Raytheon LOC") that will cover first dollar exposure for such Support Agreements and will be drawable upon Raytheon making any payment under or in connection with any such Support Agreement.

4. PENDING LITIGATION. All pending litigation among the parties will be suspended immediately with the effect and schedule set forth on Rider A and will be dismissed with prejudice on the Effective Date. This includes the Raytheon Actions (both the purchase price adjustment process and the American Arbitration Association arbitration matters), the Debtors' pending fraudulent transfer adversary proceeding in the Bankruptcy Proceeding and, by establishing to the greatest extent possible the property of the estate, the pending litigation brought in Idaho against Raytheon by WGI bondholders and shareholders. The parties will jointly withdraw the AAA arbitration demand and the parties will dismiss those aspects of the Raytheon Actions outside of this settlement, without any consideration except for the exchange of mutual releases, and each party will bear its own costs. The Independent Accounting Firm will be instructed to stop work in connection with the purchase price adjustment, with the parties to share the costs for that Firm through the cessation of work and each party to bear its own costs.

5. TRANSITIONAL SERVICES. WGI will provide services on certain projects that have Support Agreements that will vary based upon the existing legal and business relationship between WGI and the projects involved as follows:

         A.       ASSUMED PROJECTS WITH SUPPORT AGREEMENTS.

                   o WGI will provide Raytheon with (i) on a commercially reasonable efforts basis, monthly project reports to the extent provided to owners and other clients to the extent available, (ii) copies of information actually provided to surety companies or WGI's lenders, and (iii) other mutually-agreed information (except to the extent limited by contract or government regulation). The parties shall enter into confidentiality agreements regarding all such information as part of this settlement.

                   o In the event that WGI or Raytheon learns of a threatened or pending claim against a Support Agreement, Raytheon shall have reasonable access to WGI books, records or personnel. In that case, Raytheon will have the same rights as under the Services Agreement described below.

         B. PROJECTS WITH EXISTING SEPARATE CONTRACTS. For Sithe Fore River, Sithe Mystic, Red Oak, Puerta Plata and Ilijan (collectively, with Ratchaburi, the "Separate Projects"), any services will be in accordance with agreements that already have been agreed to or finally negotiated. In addition, WGI, the Committee, and Raytheon shall negotiate and implement an agreement based upon the Red Oak agreement for the Ratchaburi project, except that the indemnity, rights to claims and balances, and litigation matters will be as for rejected projects as described below. In addition, the parties agree to endeavor in good faith to explore whether additional contracts and projects should be included in this category of matters that are not being resolved under this Term Sheet and address any such matters in the definitive documentation.

         C. SERVICES AGREEMENT FOR REJECTED PROJECTS. These projects are Saltend, Damhead, Jindal, Posven, Tallahassee, Acme, Ezhou, Egypt Electric, UCH, NACIC and Zuhai. In addition, this could include other projects (but excluding the Separate Projects) or contracts rejected by WGI that include Support Agreements where there may need to be further physical work. Upon Raytheon's request, these projects with respect to which Raytheon has exposure under a Support Agreement and the projects or contracts have been rejected (the "Rejected Projects"), would be the subject of a Services Agreement, the terms of which are outlined on Attachment I.

         D. THIRD PARTY LITIGATION AND CLAIMS SUPPORT FOR ALL PROJECTS/CONTRACTS WITH SUPPORT AGREEMENTS AND IN WHICH CLAIMS AGAINST RAYTHEON ARE THREATENED OR ASSERTED.

                  (1) GENERAL ASSISTANCE At Raytheon's request, WGI will provide Raytheon with support in asserting or defending actual or threatened claims or litigation (including arbitration) involving third parties arising (i) under any contract rejected by WGI in the Chapter 11 Cases pursuant to section 365 of the Bankruptcy Code, (ii) in respect of Claims or, in connection with an Assumed Project in which WGI has breached its reimbursement obligation relating to the Support Agreement under the Term Sheet, claims against Raytheon or a Support Agreement or (iii) in connection with Clear Alaska (a "Rejected Project" for purposes of this paragraph D only), by making available to Raytheon pertinent witnesses, documents or other information in WGI's care, custody or control upon reasonable request, in each case on substantially similar terms and conditions as in the Red Oak agreement. Without limiting the generality of the foregoing, it shall be deemed reasonable for Raytheon to request to meet with witnesses in advance of any testimony they may be asked or required to give at a deposition or hearing of any sort and to have them travel to the location of any hearing. Notwithstanding the foregoing, in connection with the UCH project, WGI personnel shall not be required to provide any in-country services unless WGI is reasonably satisfied regarding (i) safety and security in Pakistan and (ii) its exposure to legal liability to judgments or other legal process. Raytheon will compensate WGI for this support on the terms set forth in Attachment I. From the date of this Term Sheet, WGI will not compromise or settle any claim or Claim involving a matter referred to in this provision without obtaining, in addition to any other required consent, the consent of Raytheon and the Committee.

                  (2) NOTICE AND COOPERATION If a claim is asserted against WGI (or one of its subsidiaries) for which Raytheon may have or is alleged to have financial exposure based upon the existence or terms of a Support Agreement or any other agreement or legal theory, WGI will provide Raytheon with prompt notice of the claim. In addition: (i) with respect to a claim arising from a Rejected Project; a claim as to which WGI indicates it does not have a material interest; or a claim arising in connection with a Support Agreement and WGI has breached its obligation to make payment to Raytheon in connection with the related Support Agreement as provided in paragraph 6.A.(2) of this Term Sheet; then in each such case, upon Raytheon's written request, WGI will permit Raytheon to direct the response to the claim and any related litigation, control the process and receive any resulting proceeds, provided that in the first two circumstances Raytheon pays all of the costs thereof, and (ii) for any other claim, upon Raytheon's request, WGI and Raytheon will enter into mutual defense arrangements, including selection of counsel, possible use of common counsel and waiver of conflicts, to be further described in the definitive documents, that recognize their respective rights and interests. WGI costs will include the reasonable allocated costs of inside counsel; provided, however, in no event will WGI be required to provide legal services to Raytheon. Upon Raytheon's reasonable request, WGI will cooperate with Raytheon and provide reasonable cooperation and support to Raytheon in responding to the claims and any related litigation enabling Raytheon to mitigate any exposure and risk it may have. Raytheon will be permitted to use counsel previously involved in the matter, and WGI will waive any conflict.

                  (3) RAYTHEON RIGHTS TO REJECTED PROJECT CLAIMS: ETC. Raytheon's rights will include its having the benefit of and being able to pursue or settle rights and claims of WGI in connection with Rejected Projects against customers, project owners, contractors, subcontractors, vendors and other third parties, subject to such parties' rights and defenses, if any, in connection with such claims. In addition, Raytheon will control the process and receive any resulting proceeds, in each case with respect to Rejected Projects. Assets or proceeds from whatever source claimed from third parties related to the Rejected Projects shall belong to Raytheon. Raytheon shall act in good faith to avoid prejudice to existing rights and claims, if any, of WGI with respect to such projects and upon request will give reasonable notice to WGI and the Committee of the status and results of such actions. The foregoing is subject to certain WGI rights as reflected in "Claims Set-Off/Recoupment" in Attachment I. In addition, and in limitation of the foregoing, with respect to each of the Rejected Projects, other than the Indemnified Projects (as defined in the Stock Purchase Agreement), to the extent that after first paying or discharging obligations due to and related costs incurred by Raytheon under the related Support Agreement or the Services Agreement, there remain net proceeds from claims in connection with that Rejected Project, WGI shall be entitled to such excess.

         E. MUTUAL COOPERATION ON CLAIMS ADMINISTRATION PROCESS. Raytheon, the Debtors, Reorganized WGI, and the Committee shall use their reasonable best efforts to work together cooperatively in good faith to develop a third party claims resolution process that would identify, quantify, resolve or determine, and, if applicable, make payments under Support Agreements, to the extent due and payable, in respect of Claims against the Debtors that are subject to a Support Agreement for a Rejected Project.
                  The Committee or Reorganized WGI, as the case may be, will take such reasonable and necessary actions as are requested by Raytheon in the claim resolution process; provided, however, that Raytheon shall reimburse WGI and the Committee for all fees, costs and expenses incurred in responding to such requests, upon receipt of periodic statements therefor. Notwithstanding the foregoing, the Committee shall have no involvement in the claims process, if any, with respect to the Assumed Projects.

                  To the extent Raytheon requests the Committee's participation in the determination of allowance of that Claim, the claim resolution process shall not limit or alter the obligation of Raytheon to pay amounts for which it is liable, but not in excess of the Allowed Amount of that Claim.

6. ADDITIONAL AGREEMENTS. The Parties shall agree to the following substantive arrangements.

         A.       AGREEMENTS INVOLVING SUPPORT AGREEMENTS ON ASSUMED PROJECTS.

                  (1) CERTAIN SUPPORT AGREEMENTS. WGI will use commercially reasonable efforts (consistent with its capabilities and circumstances) to identify and replace Support Agreements on assumed contracts of relatively long duration and/or that involve relatively little risk. WGI will endeavor in good faith to terminate the Support Agreements in connection with Pine Bluff. WGI may consult with Raytheon from time to time concerning the progress made with respect to any such releases, and Raytheon will agree to provide reasonable assistance in such process. For purposes of this paragraph 6.A. only, Gulf Chemical shall be an Assumed Project.

                  (2) REIMBURSEMENT AND REPAYMENT. With respect to Support Agreements on contracts and projects assumed by WGI (other than the Daelim agreement as referenced in the Ilijan Agreements), WGI will reimburse Raytheon for all third-party premiums, payments and other carrying costs of those Support Agreements, promptly after receipt of appropriate invoices. If Raytheon is required to reimburse a letter of credit issuer for any drawing under a Support Agreement, or is required to make any payment under a Support Agreement that is a guaranty or surety bond (other than carrying costs as provided above or to reimburse the issuer of a surety bond under an indemnity agreement or otherwise), then WGI will reimburse Raytheon within three days after receipt of Raytheon's demand for payment. WGI's reimbursement obligation under this paragraph, as among all of the Reorganized Debtors, shall be a joint and several obligation and shall not be subject to any right of set-off or defense to payment that otherwise might be available. The first dollar exposure for any such amounts shall be drawable by Raytheon from the Raytheon LOC, upon Raytheon making a payment under or in connection with a Support Agreement by Raytheon.

                  (3) REPORTING. Until a particular Support Agreement is completely released, WGI will provide Raytheon with (i) on a commercially reasonable efforts basis, monthly project reports to the extent provided to owners and other clients to the extent available, (ii) copies of information actually provided to surety companies or WGI's lenders, and (iii) other mutually-agreed information (except to the extent limited by contract or government regulation). The parties shall enter into confidentiality agreements regarding all such information as part of this settlement. In connection with Assumed Projects, Raytheon shall not have access to WGI books, records or personnel until Raytheon or WGI has reason to believe that rights/claims may be asserted against Support Agreements. In that event, Raytheon will have the same rights as under the Services Agreement described below.

         B.       OTHER MISCELLANEOUS MATTERS.

                  (1) USE OF NAME. WGI and its subsidiaries will immediately commence actions to terminate the use of the Raytheon name other than REOL, with respect to which Raytheon will grant a limited license to use that name on existing jobs only and will make clear that it is not affiliated with Raytheon, and will complete all such actions as soon as possible, and, in any and all events, will stop using all Raytheon names other than REOL by March 31, 2002, provided that such date may be extended for extraordinary reasons upon the mutual agreement of the parties.

                  (2) TAX AGREEMENT. As previously agreed, the Disaffiliation Tax Sharing Agreement will be assumed by WGI and remain the valid obligations of WGI and Raytheon.

                  (3) INSURANCE CLAIMS. WGI will use commercially reasonable efforts to use rights available under the Bankruptcy Code to reduce the exposure of each or either of WGI or Raytheon under various insurance arrangements. The parties will work in good faith to resolve their respective rights and obligations under various insurance policies. The Plan will not create rights in or to insurance coverage. Raytheon will have all rights in and to insurance proceeds and insurance generally, except that with respect to CGL and professional liability policies procured by WGI under its corporate program, Raytheon shall have only such rights with respect to insurance as the parties may mutually agree for projects and contracts that involve Rejected Projects, subject to the last sentence of the above paragraph D.(3).

                  (4) WARRIOR RUN RECEIVABLE. WGI agrees to remit to Raytheon, from and upon the release of the proceeds from the court-ordered escrow to WGI, net of actual out-of-pocket costs of collection, an amount equal to 32% (2.57/8.0) of the net amount released.

                  (5) LITIGATION RELEASES AND THIRD PARTY ISSUES. The parties will agree to certain litigation releases and third party issues, as set forth in Attachment II.

                  (6) PRESS RELEASES. Press Releases respecting any resolution and a settlement will be mutually agreed upon. The parties will not (and will cause their respective senior officers, directors and advisors not to) disparage the other parties or its senior officers, directors or advisors with or to the media.

                  (7) SCOPE OF TERM SHEET. Except with respect to Rejected Projects, this Term Sheet does not extend to matters in the insolvency proceeding of a WGI affiliate that is now pending in The Hague, except with respect to documents, insurance claim information and other information, if any, under the care, custody, or control of WGI, which shall be treated as if the projects involved were rejected projects. The parties acknowledge that Washington International LLC is subject to a winding up petition filed in the United Kingdom and, accordingly WGI may not be able to require it to provide support on its projects and WGI agrees to provide support on Saltend and Damhead through another entity.

                  (8) DOCUMENTATION. The arrangements agreed to in this term sheet shall be reflected, as a condition to the Effective Date, in definitive documents including, without limitation, the form of releases, the form and issuer of the Raytheon LOC, and the provisions of the Plan and Confirmation Order relating to this settlement, that are satisfactory to WGI, Raytheon, counsel to the holders of Secured Lender Claims and counsel to the Committee (collectively, the "Raytheon Settlement Provisions and Documents").

                  (9) STATUS AND EFFECT OF STOCK PURCHASE AGREEMENT. Upon the Effective Date of the Plan, the rejected Stock Purchase Agreement shall thereupon be terminated and have no further force or effect, right or obligation, among the parties thereto or otherwise. All matters arising therefrom as among the parties thereto, including but not limited to, the Raytheon Claims, the Raytheon Asserted Claims, and the Debtors' fraudulent transfer adversary action referred to herein, and any obligations, entitlements, benefits or burdens thereunder, shall be governed, superseded, or replaced, as the case may be, by this Settlement, the Plan, and the Raytheon Settlement Provisions and Documents.

                  (10) JURISDICTION. Raytheon, the Debtors, and the Committee agree that the United States Bankruptcy Court for the District of Nevada shall have exclusive jurisdiction over all disputes relating to the Plan and the exhibits to the Plan to the fullest extent provided under applicable law, including, without limitation, issues under the Raytheon Settlement Provisions and Documents.

                  (11) Upon the Effective Date, the Order Regarding Stipulated Raytheon Issues and the Stipulation and Order regarding Confidentiality shall be vacated.

                  (12) There are no third party beneficiaries to these arrangements.

                  (13) On Roche Carolina the parties will continue the existing arrangements, including Raytheon's having the right to settle the case, in each case at Raytheon's cost, for purposes of pursuing the current appeal.

                                    AGREED TO:

                                    WASHINGTON GROUP INTERNATIONAL, INC., a
                                    Delaware corporation, on its on behalf and on behalf of all of its subsidiaries and affiliates

                                    By:     /s/ Stephen G. Hanks
                                        --------------------------------------

                                    Title:           CEO
                                           -----------------------------------

                                    RAYTHEON COMPANY, a Delaware corporation, on its on behalf and on behalf of all of its subsidiaries and affiliates

                                    By:     /s/ Neal E. Minahan
                                        --------------------------------------

                                    Tile:   Senior Vice President and
                                          ------------------------------------
                                            General Counsel
                                          ------------------------------------

SEEN AND CONSENTED TO;

OFFICIAL COMMITTEE OF UNSECURED CREDITIORS

By:      /s/ Patrick Murphy
    --------------------------------------

Title:   Counsel to Official
       -----------------------------------
         Creditor's Committee
       -----------------------------------

                                  ATTACHMENT I
                  (SERVICES AGREEMENT FOR "REJECTED PROJECTS")


NATURE OF CONTRACT:                 Cost-reimbursable "Services Agreement,"
                                    with actual costs based on already agreed to approach in existing Red Oak/Ilijan agreements, plus 7.5%. As in those cases, funding will be on periodic basis in advance against agreed-to budget.

SCOPE OF SERVICES:                  Services generally to be based upon Sithe
                                    and generally include services on Rejected
                                    Projects to (i) complete all or some of
                                    WGI's obligations to third parties where
                                    Raytheon may have financial exposure under the Support Agreements or is alleged to have some liability, and (ii) pursue resolution of claims against third parties or claims brought by third parties to reduce or eliminate Raytheon's potential exposure on
                                    Support Agreements or otherwise and to
                                    recoup costs and/or damages for the benefit of Raytheon. Raytheon will control all such litigation, with WGI having the rights described below under "Claims
                                    Set-Off/Recoupment." Services will be
                                    provided to the extent reasonably requested by Raytheon. Services will include progressing and, if desired, completing the physical work on Projects, to the extent requested by Raytheon, and claims/litigation support as described further below;
                                    provided, however, in no event will WGI be required to provide legal services to Raytheon.

INDEMNITY:                          Raytheon will indemnify WGI for any claims
                                    arising from performance of the Services
                                    Agreement, excluding such claims to the
                                    extent provided in the Red Oak/Ilijan
                                    agreements ("INDEMNIFIED MATTERS"). Except as set forth in the preceding sentence, Raytheon will not provide an indemnity for claims relating to the Rejected Projects.

PROCEEDS:                           Proceeds from whatever source claimed or
                                    recovered from third parties related to the Rejected Projects will be paid to Raytheon, and if received by WGI, will be remitted promptly and until remittance will be held in trust for Raytheon.

CLAIMS SET-OFF/
RECOUPMENT:                         Contract balances and affirmative claims,
                                    including without limitation rights in
                                    equity in Posven, against project owners, customers, subcontractors, vendors, or others first will be used to compromise, reduce or eliminate claims of owners or other third parties asserted against
                                    Raytheon and/or WGI Debtors on projects with Raytheon Support Agreements and, thereafter, any net recoveries shall be retained by Raytheon. With respect to claims or litigation being pursued by Raytheon directly or in the name of the WGI Debtors, if WGI or the Committee advises Raytheon of a concern about certain cases, (a) Raytheon shall provide reasonable periodic information regarding the case, (b) before deciding to abandon the pursuit of the case, Raytheon shall so advise WGI and the Committee and permit WGI or the Committee to take over the case for its own account, and
                                    (c) Raytheon will not obtain (or retain) an affirmative recovery for its own account (by settlement or otherwise) if the opposing party in the case retains a claim against WGI. Raytheon and WGI agree that their respective interests in Ratchaburi and PP9 will be independent from each other, with rights and obligations remaining separate between the two projects, and benefits and burdens for each project will remain with that project and the party involved.

NO THIRD PARTY
BENEFICIARIES:                      There shall be no third party beneficiaries
                                    under the Services Agreement and it will be entered into solely for the benefit of Raytheon, WGI (including WGI subsidiaries that become parties to the Services
                                    Agreement) and, to the extent expressly
                                    provided, the Committee. Raytheon will not assume any obligations to third parties by reason of the arrangements set forth in this Term Sheet.

OTHER SUPPORT:                      Additionally, the parties agree as follows:

                                    BOOKS; ACCESS; PERSONNEL; COSTS. (a) BOOKS
                                    AND RECORDS. During normal business hours and upon reasonable notice, WGI will permit Raytheon to have reasonable access to and examine and make copies of all records, contracts, subcontractor and vendor-related documentation, claims evaluations, lists, payment records, project correspondence, bids and documents relating to the rejected Project Agreements, receivables being collected by Raytheon or litigation involving Support Agreements or other alleged liability against Raytheon. Photocopying will, at Raytheon's option after consultation with WGI, be conducted on-site at WGI's offices or offsite using a third party vendor, in accordance with procedures reasonably satisfactory to WGI. With regard to access to WGI's Princeton, New Jersey, offices, Raytheon's personnel shall be subject to WGI Parties' prior approval, such approval not to be unreasonably withheld or delayed. In addition to those who are subject to the foregoing approval process, WGI will permit certain critical Raytheon personnel access to the Princeton facilities. All requests for books, access, personnel or otherwise will be made of the person designated by WGI to receive such requests, who shall be accessible and available.

                                    (b) TURNOVER OF RECORDS. WGI will not
                                    destroy any files or records related to
                                    matters of concern to Raytheon, and
                                    identified to WGI within sixty days after the date of the settlement, without giving thirty days prior notice to Raytheon. Upon receipt of notice, Raytheon may require that the records involved be delivered to it (subject to attorney client privileges or work product doctrines, which shall be treated as provided in Attachment II, paragraph 2), at its expense, or notify WGI that it will pay the cost of storing and maintaining those books and records (including costs of moving the books and records to a location under Raytheon's control).

                                    (c) PERSONNEL. WGI will provide reasonable access to personnel, to the extent it still employs them, necessary or helpful for matters of concern to Raytheon. WGI also will cooperate with Raytheon in locating personnel who are no longer employed by WGI.

                                    (d) REIMBURSEMENT OF COSTS. Raytheon will reimburse WGI for its reasonable, actual out-of-pocket costs incurred and for the actual time spent by WGI employees, for the matters referred to in (a)-(c) above, including without limitation, the reasonable allocated costs of inside counsel, at rates similar to the home office rates used for the Red Oak and Ilijan agreements plus 7.5% (but without duplication of other payments); provided, however, in no event will WGI be required to provide legal services to Raytheon. To the extent practicable this support, including, without limitation, the reasonable allocated costs of inside counsel, will be funded in advance against a budget as described above. To the extent advance funding is not practicable, amounts shall be paid within thirty days after submissions of monthly invoices in reasonable detail. To the extent possible, the payment by Raytheon of any amounts shall not prejudice its rights to contest the invoice amount against the ultimate third party payee.

                                  ATTACHMENT II

                   LITIGATION RELEASES AND THIRD PARTY ISSUES

                           1.       RELEASES, ETC. Mutual releases, in
                  conventional and mutually agreeable form and substance, will be exchanged, will contain all terms required to effectuate the provisions above, and will be in such form as not to impair any claims of Raytheon against other parties. Each party's release to the other will include all claims of any type whatsoever that have been or could be brought by or on behalf of the respective entities (including their officers, directors, shareholders, agents, employees) and, in the case of WGI, the estate, including without limitation, in each case, claims that are the property of the Debtors or the estate or in any way derivative of their interests. WGI and Raytheon, to the extent permitted by the Bankruptcy Court, will use the post-confirmation jurisdiction of the Bankruptcy Court to dispose of claims brought by third parties that relate to property of the estate and will cooperate in other jurisdictions to dispose of such claims and claims based in any way on the RE&C transaction or business.

                           2.       DISCOVERY MATERIALS. All documents,
                  interrogatory answers, deposition testimony, and deposition exhibits produced or obtained in the Chapter 11 proceedings and the Idaho Litigation, all submissions made by Raytheon and WGI in connection with the Purchase Price Adjustment proceedings, and all transcripts of proceedings before the Independent Accounting Firm (collectively, "Discovery Materials") shall be governed by this paragraph. A party's own documents in the hands of such party shall not constitute Discovery Materials. The parties may retain Discovery Materials, except for the 116 documents believed by WGI to be privileged, which, to the extent held by Raytheon, shall be returned to, and retained (i.e., not destroyed) by, WGI. The parties shall not disclose Discovery Materials to any person unless such person has acknowledged in writing that s/he has read the terms of this provision and is personally bound by it, and such person is (i) a client representative of the party retaining possession of such Discovery Materials, (ii) an attorney, accountant, financial advisor, expert, or other professional retained by such client, or (iii) a person to whom disclosure of the Discovery Materials has been consented to by the party who first provided the Discovery Materials. Notwithstanding and without limitation of the foregoing, a party may disclose Discovery Materials that have entered the public domain other than through an improper disclosure by such party. Further, if any party shall reasonably conclude that it has need of Discovery

                  Materials in order to defend itself from a claim, proceeding, suit, or demand made or brought against it by a person not a party to this agreement or otherwise bound by it, or if any party shall receive a subpoena or other process compelling the production of such Discovery Materials, then such party may use, request, subpoena, or produce such Discovery Materials, as the case may be, provided, however, that the party who has need of such use or receives such process shall provide the person who originally produced the Discovery Materials with reasonable notice of intent to use or receipt of process. A party receiving such notice may seek relief in a court of competent jurisdiction.

                           3. MUTUAL RELEASES. The following releases shall be granted, evidenced by duly authorized resolutions, and shall not release or affect the rights and obligations provided in this Term Sheet.

                           WGI and each of its direct and indirect wholly-owned
                  or controlled subsidiaries and affiliates will release all claims and causes of action, including, but not limited to the Raytheon Claims, based upon any act occurring prior to the Effective Date against (x) Raytheon and each of its subsidiaries and affiliates and (y) Raytheon and each of its subsidiaries' and affiliates' current and former directors, officers, employees, agents and professionals.

                           Raytheon and each of its direct or indirect
                  wholly-owned or controlled subsidiaries and affiliates will release all claims and causes of action, including but not limited to the Raytheon Asserted Claims, based upon any act occurring prior to the Effective Date against (x) WGI and each of its subsidiaries and affiliates and (y) each of WGI's and its subsidiaries' and affiliates' current and former directors, officers, employees, agents and professionals.

                           Raytheon and WGI will not be obligated to obtain
                  releases from subsidiaries or other affiliates that are not wholly-owned (referred to as a "Non-Releasing Entity"), but Raytheon and WGI will indemnify the other party and all related parties that are the subject of the releases described above against all claims and causes of action ever asserted by such Non-Releasing Entity that would have been covered had the Non-Releasing Entity delivered a release as described above, provided however that such release and indemnity shall not extend to contracts entered into in the ordinary course.

                           In addition, a mutually agreeable group of officers
                  and directors will give and receive releases, subject to any required approvals of WGI's and Raytheon's director and officer liability insurance carriers.

                           4. LIMITATION OF CLAIMS. To be discussed: other
                  mechanisms to minimize third party claims and other "back door" claims, including potential claims among Raytheon, the Debtors, CSFB, the secured lenders, unsecured creditors and their respective advisors and professionals regarding the Stock Purchase Agreement and the Raytheon Disputes.

RIDER A TO TERMSHEET



                                       TERMS AND CONDITIONS FOR
                                   SUSPENSION OF THE PURCHASE PRICE
                                          ADJUSTMENT PROCESS


1. Upon agreement by WGI and Raytheon on the settlement termsheet, WGI and Raytheon shall jointly request that the PPA process be suspended until December 3, 2001 (the "Initial Suspension"); PROVIDED THAT it is a condition precedent to the Initial Suspension that Mr. Palmer indicate to both parties that he is available and willing to recommence the proceedings on December 3, 2001 and proceed as though there had been no suspension.

2. The Initial Suspension shall be extended until the Termination Date (defined below) upon agreement by WGI and Raytheon on the final documentation of the Raytheon/WGI settlement, in a process that is monitored by the Committee. The Termination Date shall be the earlier of (i) the Plan Effective Date (at which point the WGI/Raytheon final settlement documents shall become in full force and effect and all litigation shall be permanently dismissed with prejudice per the settlement) and (ii) the withdrawal of the Plan, revocation of the Confirmation Order or reversal of the Confirmation Order (at which point the Raytheon/WGI settlement will fail to become effective and all litigation by all parties shall continue with all rights reserved).

3. Raytheon agrees that it is prepared to proceed on the dates in paragraph 1 and that its professionals and witnesses are available on such dates. WGI and Raytheon shall in good faith work to complete and agree upon final documentation of the settlement as quickly as possible.

4.                Raytheon will affirmatively support confirmation of the Plan.

                                   EXHIBIT B

  MUST BE RECEIVED BY 4:00 P.M. (PREVAILING PACIFIC TIME) ON NOVEMBER 16, 2001.
                    PLEASE FAX THIS BALLOT TO (212) 310-8007.

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY
    REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS TRANSMITTED
                               WITH THIS BALLOT.

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF NEVADA


                                        Case No. BK-N-01-31627
In re                                   Chapter 11

WASHINGTON GROUP                        BALLOT FOR CLASS 6 -
INTERNATIONAL, INC., ET AL.,            SECURED LENDER CLAIMS REGARDING
                                        THIRD MODIFICATION TO PLAN

                     Debtors.

-----------------------------/

                    ACCEPTS        REJECTS         AMOUNT
CLASS               THE PLAN       THE PLAN       OF CLAIM:
-----               --------       --------       ---------
Class 6               / /             / /         $ _______

If you vote to accept the Plan you are specifically consenting to certain releases contained in the Plan including releases of non- debtor entities.


                                        SIGNED:

                                        NAME OF CLAIMANT (Print):

                                        TITLE:

                                        (Please sign exactly as name or names
                                        appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by one.)

                                        DATED:
                                              ----------------------------

                                        TAX I.D. or Social Security Number:

  ANY BALLOT WHICH IS PROPERLY EXECUTED BUT DOES NOT INDICATE AN ACCEPTANCE OR
            REJECTION OF THE PLAN SHALL BE COUNTED AS AN ACCEPTANCE.

   PLEASE READ AND FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS BALLOT CAREFULLY. PLEASE COMPLETE, SIGN, AND DATE THIS BALLOT AND RETURN IT BY MAIL OR
            OVERNIGHT COURIER SO THAT IT IS RECEIVED BY THE PARTY SET
    FORTH BELOW BY 4:00 P.M. (PREVAILING PACIFIC TIME) ON NOVEMBER 16, 2001.


     On November 9, 2001, the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") (i) approved the Second Supplement to Disclosure Statement with Respect to Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al, Regarding Third Modification (the "Second Supplement") filed by Washington Group International, Inc., ("WGI") and certain of its affiliates (the "Affiliate Debtors"), that are debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors"), and (ii) authorized the Debtors to solicit votes with regard to the approval or rejection of the Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al (the "Plan"), as modified by the third modification (the "Third Modification"). Capitalized terms in these instructions which are not defined have the meanings set forth in the Plan.

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

     THIS BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED TO CONSTITUTE (a) A PROOF OF CLAIM OR (b) AN ADMISSION BY THE DEBTORS OF THE NATURE, VALIDITY OR AMOUNT OF ANY CLAIM. THIS BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY OTHER PURPOSE THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN. DO NOT ENCLOSE NOTES OR SECURITIES WITH YOUR COMPLETED BALLOT.

     1    This Ballot is submitted to you to solicit your vote to accept or reject the Plan as modified by the Third Modification. Please indicate your vote by marking an "x" in the appropriate box on the face of the Ballot.

     2    Please indicate the amount of your Claim in the appropriate space on the face of the Ballot. The amount of your Claim as set forth by you on this Ballot does not necessarily constitute an Allowed Claim under the Plan. The amount of your Claim may be subject to further reconciliation and an objection may be interposed.

     3    After providing all remaining information requested on the face of the
Ballot, please sign, date and return a copy of this Ballot by fax or overnight courier to:

                                        Attorney for the Steering Committee

                                        Lester Szeto
                                        WEIL, GOTSHAL & MANGES LLP
                                        767 Fifth Avenue
                                        New York, New York 10153
                                        Phone: (212) 310-8000
                                        Fax: (212) 310-8007

     BALLOTS MUST BE RECEIVED BY 12:00 NOON (EASTERN STANDARD TIME) ON NOVEMBER 16, 2001 (THE "VOTING DEADLINE"). IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED.

     4    YOUR SIGNATURE IS REQUIRED IN ORDER FOR YOUR VOTE TO BE COUNTED. YOU
ARE ALSO REQUIRED TO PROVIDE YOUR SOCIAL SECURITY NUMBER OR TAX I.D. NUMBER PRIOR TO RECEIVING ANY DISTRIBUTION. IF THE CLAIM(S) VOTED WITH THIS BALLOT ARE HELD BY A PARTNERSHIP, THE BALLOT SHOULD BE EXECUTED IN THE NAME OF THE PARTNERSHIP BY A GENERAL PARTNER. IF THE CLAIM IS HELD BY A CORPORATION, THE BALLOT MUST BE EXECUTED BY AN OFFICER. IF YOU ARE SIGNING IN A REPRESENTATIVE CAPACITY, ALSO INDICATE YOUR TITLE AFTER YOUR SIGNATURE.

     5    The Ballot does not constitute, and shall not be deemed, a proof of claim or an assertion of a Claim.

                       PLEASE RETURN YOUR BALLOT PROMPTLY.
         IF YOU RECEIVED A DAMAGED BALLOT OR LOSE YOUR BALLOT, OR IF YOU
        HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT, THE PLAN,
  THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CONTACT COUNSEL TO THE STEERING
   COMMITTEE FOR THE PREPETITION SECURED LENDERS AT THE NUMBER LISTED ABOVE.


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